Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,384,275
Unrealized Gain (Loss) on Market Value of Futures	(2,035,165)
Dividend Income	13,628
Interest Income	32,725
ETF Transaction Fees	1,050
Total Income (Loss)	$396,513

Expenses
General Partner Management Fees	$54,814
Professional Fees	22,402
Brokerage Commissions	1,555
Non-interested Directors' Fees and Expenses	681
Prepaid Insurance Expense	276
NYMEX License Fee	1,370
Total Expenses	$81,098
Net Income (Loss)	$315,415

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$124,037,060
Additions (50,000 Shares)	972,502
Withdrawals (400,000 Shares)	(7,906,908)
Net Income (Loss)	315,415

Net Asset Value End of Month	$117,418,069
Net Asset Value Per Share (5,950,000 Shares)	$19.73

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612